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                                                                       Exhibit 1

                                2,557,128 Shares

                             EXCEL INDUSTRIES, INC.

                                 Common Shares


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                __________, 1994


DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
  As Representatives of the several Underwriters
c/o Dean Witter Reynolds Inc.
Two World Trade Center
65th Floor
New York, New York  10048

Dear Sirs:

     Certain shareholders named in Schedule II hereto (the "Selling Shareholders") of Excel Industries, Inc., an Indiana corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,557,128 Common Shares, no par value (the "Common Shares") of the Company, and the Company proposes, subject to the terms and conditions stated herein, and, at the election of the Underwriters, to sell up to 380,000 additional Common Shares. The 2,557,128 Common Shares to be sold by the Selling Shareholders are herein called the "Firm Shares" and the 380,000 additional Common Shares to be sold by the Company are herein called the "Optional Shares". The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 are herein collectively called the "Shares".

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and each of the Selling Shareholders that:

          (i) A registration statement on Form S-3 (File No. 33-52315) with respect to the Shares, including a preliminary prospectus dated February 24, 1994 filed pursuant to Rule 424(a) (the "Preliminary Prospectus"), has heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and
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     regulations (the "Rules and Regulations") of the Securities and Exchange
     Commission (the "Commission") under the Act, and has been filed with the Commission under the Act. Such registration statement (including all exhibits thereto) and the prospectus constituting a part thereof as amended at the time of such registration statement being declared effective (including in each case all documents incorporated by reference therein, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise and including information included in the final form of prospectus filed with the Commission pursuant to Rule 424(b) and deemed to be a part thereof pursuant to Rule 430A(b) of the Rules and Regulations), are hereinafter referred to as the "Registration Statement," and such final prospectus in the form first filed with the Commission pursuant to Rule 424(b) (including all documents incorporated by reference therein, as from time to time amended or supplemented pursuant to the Act, the Exchange Act, or otherwise) being hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the prospectus so filed (whether or not such prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

          (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and, at its date of issue, each Preliminary Prospectus conformed in all material respects with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus at the time the Registration Statement becomes effective and at each Time of Delivery will not include an untrue statement

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     of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

          (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they become effective or are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business which are material to the Company and its subsidiaries considered as a whole; there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, or any change in the capital stock or increase in the long-term debt of the Company and its subsidiaries considered as a whole; and except as set forth or contemplated in the Prospectus there has been no

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     dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The consolidated financial statements, together with the related notes and schedules set forth or incorporated by reference in the Prospectus and elsewhere in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the consolidated financial position and the consolidated results of operations, cash flows and shareholders' equity of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and operating data set forth in the Prospectus under the captions "Summary Consolidated Financial Information," "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Results of Operations and Financial Condition," fairly presents, on the bases stated in the Registration Statement, the information set forth therein.

          (vi) Price Waterhouse, who have expressed their opinions on the audited financial statements and related notes included in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (vii) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and Prospectus; the Company and each of its subsidiaries are in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their business, all of which are valid and in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries

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     considered as a whole; and the Company and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification.

          (viii) At December 31, 1993, the Company had authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding Common Shares of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; except for the rights of Ford Motor Company ("Ford") to acquire Common Shares as provided in the Stock Purchase Agreement dated August 19, 1986 between Ford and the Company (the "Ford Stock Purchase Agreement"), the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company and all outstanding shares of capital stock of each corporate subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company free and clear of any liens, encumbrances, equities or claims. At the First Time of Delivery, the Ford Stock Purchase Agreement will be of no further force or effect except for certain indemnification provisions.

          (ix) The Optional Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Registration Statement.

          (x) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole or which might materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or

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     contemplated by governmental authorities or threatened by others.

          (xi) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they are bound, the Company's Articles of Incorporation or Code of By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          (xii) No labor dispute with the employees of the Company or any of its subsidiaries exists or to the best of the Company's knowledge, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.

          (xiii) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, is likely to result in any material adverse change in the condition (financial or otherwise), or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.

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          (xiv)  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. or under the Act to register the Shares or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

          (xv) This Agreement has been duly authorized, executed and delivered by the Company.

          (xvi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for (a) certain rights that have been granted to certain affiliates of CIGNA Corporation and certain affiliates of Textron Investment Management Company, Inc., all of whom have agreed not to exercise or are not entitled to exercise, such rights in connection with this offering, and (b) certain rights granted to Ford pursuant to the Ford Stock Purchase Agreement.

          (b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

          (ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any

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     statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

          (iii) Such Selling Shareholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold at the First Time of Delivery by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and will transfer good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims.

          (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to

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     the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (c) Any certificate signed by an officer of the Company, any Selling Shareholder or any Attorney-in-Fact, and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty of the Company or such Selling Shareholder as to the matters covered thereby.

          2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per Share of $_____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at their election up to 380,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised as to all or any part of the Optional Shares only by written notice from you to the Company, at any time within a period of 30 calendar days after the date of this

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Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Shares and, if applicable, the Optional Shares, the several Underwriters propose to offer the Firm Shares and, if applicable, the Optional Shares for sale upon the terms and conditions set forth in the Prospectus, and, in connection with such offer or the sale of such Firm Shares and Optional Shares, will use the Prospectus, together with any amendment or supplement thereto, that specifically describes the Shares, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell such Firm Shares and Optional Shares only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. The Representatives will inform the Company when they have authorized the sale of the Firm Shares and Optional Shares to the public and when they have been advised that such Firm Shares and Optional Shares have been sold by the several Underwriters promptly after such sales are completed.

          4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Dean Witter Reynolds Inc. may request upon at least forty-eight hours prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks or similar next day funds, payable to the order of the Company and each of the Selling Shareholders, as their interests may appear, in Chicago Clearing House funds, all at the office of McDermott, Will & Emery, 227 W. Monroe, Chicago, Illinois. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Chicago time, on __________, 1994, or at such other time and date as you, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Chicago time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares are herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, are herein called the "Second Time of Delivery," and each such time and date for delivery are herein called a "Time of Delivery." Certificates will be made available for checking and packaging at

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least twenty-four hours prior to each Time of Delivery at the office of Dean
Witter Reynolds Inc. in New York, New York.

          5.  The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form furnished to you (having given you a reasonable opportunity to review the same) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery prior to having furnished you and the Selling Shareholders with a copy of the proposed form thereof and given you and the Selling Shareholders a reasonable opportunity to review the same; to advise you and the Selling Shareholders, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Selling Shareholders with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you and the Selling Shareholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as you may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year

                                       11
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from the date of this Agreement with respect to such Shares shall be at the expense of the Underwriters;

          (c) To furnish the Underwriters and the Selling Shareholders with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus as amended or supplemented in such quantities as you and the Selling Shareholders may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or (ii) if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus as amended or supplemented in order to comply with the Act or the Exchange Act, to notify you and the Selling Shareholders and upon your request or the request of either Selling Shareholder to file such document and to prepare and furnish to each Selling Shareholder and to furnish without charge to each Underwriter and to any dealer in securities as many copies as such parties may from time to time reasonably request of, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to security holders of the Company as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earning statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

          (e) During a period of 120 days from the date of this Agreement, the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Shares or any security convertible into Common Shares, except (i) pursuant to existing employee benefit, incentive, stock option or stock purchase plans (including the Excel Industries, Inc. 1994 Stock Compensation Plan); or (ii) upon the

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conversion of the Company's 10% Convertible Subordinated Notes due December 1,
2000;

          (f) At the time this Agreement is executed, the Company shall have furnished to the Representatives a letter from each officer and director of the Company addressed to the Representatives, in which such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any Common Shares beneficially owned by such entity or any securities convertible into, or exchangeable for, Common Shares for a period of 120 days following the date of this Agreement without the prior written consent of the Representatives;

          (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished by the Company to security holders, and deliver to you during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); and

          (h) To use its best efforts to list, subject to notice of issuance, the Optional Shares on the American Stock Exchange.

          6. The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company and such Selling Shareholder will pay or cause to be paid a pro-rata share (based on the number of Shares sold by the Company and such Selling Shareholder hereunder) of: (i) the fees, disbursements and expenses of the Company's counsel and accountants' in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum and any legal investment survey and furnishing the same to the Underwriters and dealers; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum and any legal investment survey; (iv) the cost of preparing stock certificates; (v) all fees and expenses (including legal fees and disbursements of counsel for the Underwriters) paid or incurred in connection with filings made with the National Association of Securities Dealers, Inc.; (vi) the cost and charges of any transfer agent, registrar or conversion agent; and (b) the Company will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (c) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section including any fees and expenses of counsel for such Selling Shareholder. It is understood, however, that, except as provided in this Section, Section 9(c) and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including, without limitation, costs of printing any Agreement among Underwriters and fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

          (a) The Registration Statement shall have become effective and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied;

          (b) McDermott, Will & Emery, counsel for the underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Sommer & Barnard, PC, or such other counsel satisfactory to you in your reasonable judgment and to each of the Selling Shareholders in their reasonable judgment, shall have furnished to you and to each of the Selling Shareholders their written opinion, dated such Time of Delivery, in form and substance satisfactory to you and to each of the Selling Shareholders in your and their reasonable judgment, to the effect that:

               (i) The Company has been duly incorporated, is validly existing as a corporation under the laws of Indiana and has power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus; and to the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company's business, operations, financial condition or income.

               (ii) Each of Excel Metalcraft, Ltd., Excel Corporation and Excel Industries of Michigan, Inc., wholly-owned subsidiaries of the Company (together the "Subsidiaries"), has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and to the best of such counsel's knowledge each of such Subsidiaries is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company's business and assets.

               (iii) All outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of any liens, encumbrances, equities and claims.

               (iv) At December 31, 1993, the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding Common Shares conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Registration Statement.

               (v) To the best of such counsel's knowledge, and except for the environmental matter described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any Subsidiary is the subject, which if determined adversely to the Company or any Subsidiary, would individually or in the aggregate materially affect the business, operations, financial condition or income of the Company and its Subsidiaries taken as a whole; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others except as disclosed in the Prospectus.

               (vi) This Agreement has been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's Articles of Incorporation or Code of By-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required to register the Shares under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

               (viii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

               (ix) The Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), excluding the documents incorporated by reference therein, and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Time of Delivery complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

               (x) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the published rules and regulations thereunder; and nothing has come to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the

          Prospectus, at the date of this Agreement (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it was first provided to the Underwriters for such use), or at the Time of Delivery, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xi) The descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to or incorporated by reference into the Registration Statement or Prospectus which are not described, filed or incorporated by reference as required.

          (d) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you and the Company their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:

               (i) This Agreement has been duly executed and delivered by such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder in accordance with its terms; and the sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default (in each case material to such Selling Shareholder and its subsidiaries considered as a whole) under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws of such Selling Shareholder or any violation (in each case material to such Selling Shareholder and its subsidiaries considered as a whole) of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

               (ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

               (iii) Immediately prior to the First Time of Delivery such Selling Shareholder had good and valid title to the Shares to be sold at the First Time of Delivery by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and

               (iv) Good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will transfer upon delivery thereof by the Selling Shareholders in accordance with the terms of this Agreement.

  In rendering the opinion in subparagraph (iv) such counsel may rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

          (e) At 10:00 a.m., Chicago time, on the effective date of the Registration Statement and the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Price Waterhouse shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form satisfactory to you in your reasonable judgment, to the effect set forth in Annex I hereto.

          (f) Since the respective dates as of which information is given in the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Prospectus as amended or supplemented;

          (g) (i) The United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, or (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the American or New York Stock Exchanges which, in either case, makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

          (h) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the American Stock Exchange; and

          (i) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery a certificate or certificates of officers of the Company and of the Selling Shareholders in form satisfactory to you in your reasonable judgment as to the accuracy of the representations and warranties of the Company and of the Selling Shareholders herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of its and their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

          8. (a) The Company and Ford, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Ford shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein; and provided further that the Company and Ford shall not be liable to any Underwriter of Shares or any person controlling such Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter will indemnify and hold harmless the Company and Ford against any losses, claims, damages or liabilities to which the Company or Ford, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and Ford for any legal fees or other expenses reasonably incurred by the Company or Ford, as the case may be, in connection with investigating or defending any such action or claims as such expenses are incurred.

          (c)  Promptly after receipt by the indemnified party under subsection
(a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus relating to such Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company and Ford under this Section 8 shall be in addition to any liability which the Company and Ford may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

          (f) If the indemnification provided for in Exhibit D of the Ford Stock Purchase Agreement is unavailable to either the Selling Shareholders on the one hand or the Company on the other under Section 7 of said Exhibit D in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand or the Selling Shareholders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim and any amounts paid to the Underwriters pursuant to subsection (a) or (d) of Section 8 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notifies you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of your counsel, counsel for the Company and counsel for the Selling Shareholders referred to in Sections 7(b), 7(c) and 7(d), respectively, hereof may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Shares) may thereupon be terminated either by the Selling Shareholders (or, with respect to the Second Time of Delivery, by the Company) or, through the Representatives, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the aggregate number of remaining Shares to be purchased at such Time of Delivery, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or the Company, or any of the Selling Shareholders, or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

          11. If this Agreement shall be terminated pursuant to Section 9 hereof, or if any Shares are not delivered by the Company or a Selling Shareholder as provided herein because the condition set forth in Section 7(g) hereof has not been met, the Company and the Selling Shareholders shall then be under no liability hereunder to any Underwriter, except as provided in Section 6 and Section 8 hereof; but, if any Shares are not delivered because the condition set forth in Section 7(a) hereof has not been met, the Company will be liable to reimburse the Underwriters through you for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by you, reasonably incurred by the Underwriters in making preparations for the purchase, sale, and delivery of the Shares; but, if for any other reason any Firm Shares are not delivered by a Selling Shareholder as provided herein Ford will be liable to reimburse the Underwriters through you for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by you, reasonably incurred by the Underwriters in making preparations for the purchase, sale, and delivery of the Shares; but the Company and the Selling Shareholders shall then have no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

          12. In all dealings with the Company under this Agreement, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

          All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representatives or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail, telex or facsimile transmission to you as the representative c/o Dean Witter Reynolds Inc. at Two World Trade Center, 65th Floor, Corporate Finance, New York, New York 10048, Attn.: Samuel H. Wolcott, III; if to the Company shall be sufficient in all respects if delivered or sent by registered mail, telex or facsimile transmission to the Company at 1120 N. Main Street, P.O. Box 3118, Elkhart, Indiana 46515-3118, Attn.: Chairman of the Board and Chief Executive Officer; and if to any Selling Shareholder shall be sufficient in all respects if delivered or sent by registered mail, telex or facsimile transmission to such Selling Shareholder at The American Road, Dearborn, Michigan 48121, Attn: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail, telex or facsimile transmission directly to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and any person who controls the Company, any Selling Shareholder or any Underwriter, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Agreement.

                                    Very truly yours,

                                    EXCEL INDUSTRIES, INC.

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                    FORD MOTOR COMPANY

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________


                                    FORD MOTOR COMPANY FUND

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________


Accepted as of the date hereof:

DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
  Acting on their own behalf and
  as Representatives of the
  several Underwriters referred
  to in the foregoing Agreement.

By:  DEAN WITTER REYNOLDS INC.


By:___________________________
      Authorized Signature



02\28\94\20766\024\10UWABBG.005

                                   SCHEDULE I

                                                  Number of Optional
                              Total Number of     Shares to be Pur-
                                Firm Shares       chased if Maximum
                              to be Purchased     Option   Exercised
                              ----------------   --------------------
Dean Witter Reynolds Inc. ...
Goldman, Sachs & Co. ........
J.P. Morgan Securities Inc. .     _________             _______


     Total...................     2,557,128             380,000
                                  =========             =======

                                  SCHEDULE II

                                                 Number of Optional
                               Total Number of   Shares to be Sold
                                 Firm Shares        if Maximum
                                 to be Sold       Option Exercised
                               ---------------   ------------------
The Company...................       -0-               380,000

The Selling Shareholders:
  Ford Motor Company(1).......    1,509,927              -0-
  Ford Motor Company Fund(1)..    1,047,201              -0-
                                  ---------            -------
     Total....................    2,557,128            380,000
                                  =========            =======

                                                                         ANNEX I


                      Matters to be Covered by Letters of
                                Price Waterhouse
                      -----------------------------------


          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

          (ii) In their opinion, the audited financial statements and supporting schedule(s) examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related and the rules and regulations thereunder with respect to registration statements on Form S-3.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and such subsidiaries, inquiries of officials of the Company and such subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that:

          (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (B) at a specified date not more than five days prior to the date of such letter, there was any change in the shareholders' equity or any increase in the long-term debt of the Company and its consolidated subsidiaries or any decrease in consolidated assets, in each case as compared with amounts shown in the most recent consolidated balance sheet included in the

     Registration Statement, except in each case for changes, increases or decreases disclosed in such letter; or

          (C) for the period from the date of the most recent financial statements in the Registration Statement to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the preceding year, in operating income from operations, except in each case for increases or decreases disclosed in such letter; or

          (iv) In addition to the examination referred to in their report included in the Registration Statement and the Prospectus, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                                       A-2